Exhibit 99.1

May 20, 2011

Mr. James R. McLaughlin
 Senior Vice President, Chief Financial Officer
   and Treasurer
 Ameron International Corporation
 245 South Los Robles Avenue
 Pasadena, California  91101

Dear Mr. McLaughlin:

The letter agreement between you and this Corporation dated October 19, 2009, is hereby amended to correct a date in paragraph (ii) thereof, such that said paragraph (ii) shall now read in its entirety as follows:

“(ii)	all then-unvested restricted stock granted to you after January 1, 2009 will vest in full on June 1, 2011; and”

All other provisions remain unchanged.

Very truly yours,

AMERON INTERNATIONAL CORPORATION

By	/s/ James S. Marlen
James S. Marlen
Chairman and Chief Executive Officer
ACCEPTED AND AGREED TO:

/s/ James R. McLaughlin	Date:	May 20, 2011
James R. McLaughlin

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